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                                                                      Exhibit 5

                        Wachtell, Lipton, Rosen & Katz
                              51 West 52nd Street
                           New York, N.Y. 10019-6150
                           Telephone: (212) 403-1000
                           Facsimile: (212) 403-2000



                                March 14, 2000




Maxxim Medical Group, Inc.
10300 49th Street North
Clearwater, Florida 33762

Ladies and Gentlemen:

         We have acted as counsel for Maxxim Medical Group, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-4, registration number 333-92925 (the "Registration Statement"), first filed with the Securities and Exchange Commission on February 15, 2000, relating to an offer to exchange (the "Exchange Offer") Senior Subordinated Discount Notes due 2009 of the Company (the "Exchange Notes") which will have been registered under the Securities Act of 1933, as amended, for an equal principal amount of the Company's outstanding Senior Subordinated Discount Notes due 2009 (the "Old Notes"). The Exchange Notes will be guaranteed on an unsecured senior subordinated basis (the "Guarantees") by Maxxim Medical, Inc., each of the Company's present and future U.S. subsidiaries and certain of the Company's present and future non-U.S. subsidiaries (collectively, the "Guarantors").

         The Exchange Notes will be issued under an Indenture dated as of November 12, 1999 (the "Indenture"), among the Company, the Guarantors and The Bank of New York, as trustee (the "Trustee").

         As counsel, we have examined the Registration Statement, the Indenture, the form of the Exchange Notes, the form of the Old Notes and such other documents, records and other matters as we have deemed necessary or appropriate in order to give the opinions set forth herein.



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Maxxim Medical Group, Inc.
March 14, 2000
Page 2




         In giving the opinions contained herein, we have, with your approval, relied upon representations of officers of the Company and the Guarantors and certificates of public officials with respect to the accuracy of the material factual matters addressed by such representations and certificates. We have, with your approval, assumed the genuineness of all signatures or instruments submitted to us, and the conformity or certified copies submitted to us with the original documents to which such certified copies relate.

         We are members of the bar of the State of New York and we express no opinion as to the laws of any jurisdiction other than the federal laws of the United States and the laws of the State of New York. In addition, we express no opinion as to the effects of either (i) Section 548 of Title 11 of the United States Code or (ii) Article 10 of the New York Debtor and Creditor Law, relating to fraudulent transfers, on any obligation under the Guarantees of the Guarantors that are direct or indirect subsidiaries of the Company.

         Based upon and subject to the foregoing, assuming that the Indenture has been duly authorized, executed and delivered by the Trustee, it is our opinion that:

         (1) the Indenture has been duly executed and delivered by, and constitutes the legal, valid and binding obligation of, the Company and each of the Guarantors, as the case may be, enforceable against the Company and each of the Guarantors, as the case may be, in accordance with its terms;

         (2) the Exchange Notes, when duly executed and delivered by the Company upon the terms set forth in the Exchange Offer, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms; and

         (3) the Guarantees will constitute the legal, valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their respective terms;

subject in each case to (a) bankruptcy, insolvency, moratorium, reorganization and other laws of general applicability relating to or affecting creditors' rights from time to time in effect and (b) application of general principles of equity, including standards of commercial reasonableness and good faith (regardless of whether considered in proceedings in equity or at law).

         We consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm in the Prospectus that is a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                        Very truly yours,

                                        Wachtell, Lipton, Rosen & Katz